Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

RUBRIK, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Rubrik, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Rubrik, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on December 23, 2013 under the name ScaleData, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Rubrik, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A. Authorization of Stock. This corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock,” “Preferred Stock,” and “Founders Preferred Stock.” The total number of shares that this corporation is authorized to issue is 247,608,569 shares, each with a par value of $0.000025 per share. The total number of shares of Common Stock authorized to be issued is 170,000,000. The total number of shares of Founders Preferred Stock authorized to be issued is 5,400,000. The total number of shares of Preferred Stock authorized to be issued is 72,208,569, of which 15,255,884 shares are designated as “Series A Preferred Stock”, 16,751,780 shares are designated as “Series B Preferred Stock”, 8,937,037 shares are designated as “Series C Preferred Stock”, 15,406,551 shares are designated as “Series D Preferred Stock” and 15,857,317 shares are designated as “Series E Preferred Stock”.

B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions.

(a) The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis). For purposes of this subsection 1(a), “Dividend Rate” shall mean $0.053775 per annum for each share of Series A Preferred Stock, $0.1958 per annum for each share of Series B Preferred Stock, $0.5483 per annum for each share of Series C Preferred Stock, $0.9482 per annum for each share of Series D Preferred Stock and $1.8843 per annum for each share of Series E Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

(b) After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock, Founders Preferred Stock and Preferred Stock pro rata in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Founders Preferred Stock and Preferred Stock were converted to Common Stock at the then effective conversion rate.

2. Liquidation Preference.

(a) In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive on a pari passu basis out of the proceeds or assets of this corporation available for distribution to its stockholders (the “Proceeds”), prior and in preference to any distribution of the Proceeds of such Liquidation Event to the holders of Founders Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for such series of Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” shall mean (i) $0.6722 per share for each share of the Series A Preferred Stock, (ii) $2.4475 per share for each share of Series B Preferred Stock, (iii) $6.8535 per share for each share of Series C Preferred Stock, (iv) $11.8521 per share for each share of Series D Preferred Stock and (v) $23.5538 per share for each share of Series E Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(b) Upon completion of the distribution required by subsection (a) of this Section 2, all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Founders Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each such holder (assuming conversion of all such Founders Preferred Stock into Common Stock).

(c) Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(d) (i) For purposes of this Section 2, a “Liquidation Event” shall include (A) the closing of the sale, exclusive license, lease, transfer or other disposition of all or substantially all of this corporation’s assets, (B) the consummation of the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of Series E Preferred Stock in a financing transaction shall not be deemed a “Liquidation Event.” The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

(ii) In any Liquidation Event, if Proceeds received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock.

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the stockholders under the General Corporation Law and Section 6 of this Article IV(B), be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii) In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A) cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

(iv) This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that represent the holders of a majority of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis).

(e) Allocation of Escrow and Contingent Consideration. In the event of a Liquidation Event, if any portion of the Proceeds is placed into escrow and/or is payable to the stockholders of the corporation subject to contingencies, notwithstanding the operation of this Section 2 the definitive agreement with respect to such transaction shall provide that the portion of such Proceeds that is placed in escrow and/or is subject to contingencies shall be allocated among the holders of capital stock of the corporation pro rata based on the amount of such consideration otherwise payable to each stockholder pursuant to this Section 2 (such that each stockholder has the same percentage of the Proceeds payable to it placed into escrow and/or subject to contingencies, as applicable).

3. Redemption. The Preferred Stock is not redeemable at the option of the corporation or any holder thereof.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price for such series (the conversion rate for a series of Preferred Stock into Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for each series of Preferred Stock shall be the Original Issue Price applicable to such series; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d). Notwithstanding anything herein to the contrary, prior to the conversion of the Series E Preferred Stock into shares of Common Stock pursuant to this Section 4(a), the holders of the Series E Preferred Stock must (i) provide written notice to the Company of such intention to convert shares of Series E Preferred Stock into Common Stock at least fifteen (15) days prior to conversion and (ii) determine whether any applicable premerger notification and waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (“HSR Requirements”) will apply to the holder upon such conversion and, if so determined, will (A) promptly notify the Company of such determination and (B) in cooperation with the Company, comply with HSR Requirements prior to conversion.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) the closing of this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, with an aggregate offering price to the public of at least $35,000,000 (a “Qualified Public Offering”) or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he or she shall either (i) surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock or (ii) notify the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date set forth for conversion in the written notice of the election to convert irrespective of the surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, or a merger, sale, financing or liquidation of the corporation or other event, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction or occurrence of such event, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction or occurrence of such event. If the conversion is in connection with Automatic Conversion provisions of subsection 4(b)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits, Combinations and Other Events. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If this corporation shall issue, on or after the date upon which this Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price (calculated to the nearest one-thousandth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Section 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Common Stock issuable upon conversion of outstanding Preferred Stock and Founders Preferred Stock, (3) Common Stock issuable upon exercise of outstanding stock options and (4) Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.

(B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one-hundredth of one cent per share. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors in good faith irrespective of any accounting treatment.

(E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than (A) through (K) below (the “Carve Out Stock”):

(A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

(B) Common Stock issued or deemed issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board of Directors (including at least one Preferred Director (as defined below));

(C) Common Stock issued pursuant to a Qualified Public Offering;

(D) Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

(E) Common Stock issued in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, approved by this corporation’s Board of Directors (including at least one Preferred Director);

(F) Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(d);

(G) Common Stock issued upon conversion of Preferred Stock and Founders Preferred Stock;

(H) Common Stock issued pursuant to any equipment leasing arrangement or debt financing arrangement with banks or commercial lenders, which arrangement is approved by the Board of Directors (including at least one Preferred Director) and is primarily for non-equity financing purposes;

(I) Common Stock issued pursuant to a settlement, which arrangement is approved by the Board of Directors (including at least one Preferred Director);

(J) Common Stock issued to suppliers of goods or services in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors (including at least one Preferred Director); or

(K) Common Stock issued to persons or entities in connection with sponsored research, collaboration, technology license, development OEM, marketing, or other similar arrangements or strategic partnerships, provided such issuances are approved by the Board of Directors (including at least one Preferred Director).

(iii) In the event this corporation should at any time or from time to time on or after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

(iv) If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(j) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as converted basis); provided however, that (i) any waiver, either prospectively or retroactively and either generally or in a particular instance, of any downward adjustment of the Conversion Price of Series B Preferred Stock shall require the consent or vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, (ii) any waiver either prospectively or retroactively and either generally or in a particular instance, of any downward adjustment of the Conversion Price of Series C Preferred Stock shall require the consent or vote of the holders of at least 60% of the outstanding shares of Series C Preferred Stock, (iii) any waiver, either prospectively or retroactively and either generally or in a particular instance, of any downward adjustment of the Conversion Price of Series D Preferred Stock shall require the consent or vote of the holders of a majority of the outstanding shares of Series D Preferred Stock (voting as a separate class) and (iv) any waiver, either prospectively or retroactively and either generally or in a particular instance, of any downward adjustment of the Conversion Price of Series E Preferred Stock shall require the consent or vote of the holders of a majority of the outstanding shares of Series E Preferred Stock (voting as a separate class). Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

5. Voting Rights.

(a) General Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and except as provided by law or in subsection 5(b) below with respect to the election of directors by the separate class vote of the holders of Common Stock, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Voting for the Election of Directors. Notwithstanding anything to the contrary herein, the holders of the Series E Preferred Stock shall have no right to vote any such shares in the election of the members of the Board of Directors or have voting rights on any matter relating to the election of the members of the Board of Directors or the determination of the size of the Board of Directors on which the stockholders of this corporation shall be entitled to vote and the shares of Series E Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters (the “Series E Voting Restriction”). As long as at least 3,166,496 shares of Series B Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the holders of such shares of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series B Director”). As long as at least 3,533,172 shares of Series A Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the holders of such shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series A Director” together with the Series B Director, the “Preferred Directors”). The holders of outstanding Common Stock, voting separately as a class, shall be entitled to elect three (3) directors of this corporation at any election of directors. Subject to the Series E Voting Restriction, the holders of Preferred Stock (but excluding the Series E Preferred Stock) and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

(c) Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

6. Protective Provisions.

(a) So long as at least 3,533,172 shares of Preferred Stock originally issued remain outstanding (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):

(i) consummate a Liquidation Event;

(ii) amend this corporation’s Certificate of Incorporation or Bylaws;

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Common Stock, Founders Preferred Stock or Preferred Stock or designated shares of any series of Preferred Stock;

(iv) authorize or create (by reclassification or otherwise) or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, any series of Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Preferred Stock designated in this Restated Certificate of Incorporation (including any security convertible into or exercisable for such shares of Preferred Stock);

(v) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock, Founders Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at no greater than the original per share purchase price (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(vi) change the authorized number of directors of this corporation (provided, however, that the Series E Voting Restriction shall apply to this Subsection 6(a)(vi));

(vii) pay or declare any dividend or distribution on any shares of capital stock of this corporation;

(viii) increase the number of shares authorized for issuance under any existing stock or option plan or create any new stock or option plan;

(ix) encumber or grant a security interest in all or substantially all of the assets of the Company in connection with an indebtedness of the Company; or

(x) acquire a material amount of assets through a merger or purchase of all of substantially all of the assets or capital stock of another entity.

(b) Separate Vote of Series B Preferred.

(i) So long as at least 4,085,800 shares of the Series B Preferred Stock originally issued remain outstanding (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of the majority of the shares of the Series B Preferred Stock:

(A) amend this corporation’s Certificate of Incorporation or Bylaws so as to adversely change the powers, preferences, or rights of the Series B Preferred Stock (it being understood that a series of Preferred Stock shall not be deemed to be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock);

(B) increase or decrease (other than by redemption or conversion) the total number of designated shares of Series B Preferred Stock;

(C) any amendment, alteration, or repeal of this Section 6(b).

(c) Separate Vote of Series C Preferred.

(i) So long as at least 2,225,140 shares of the Series C Preferred Stock originally issued remain outstanding (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of at least 60% of the shares of the Series C Preferred Stock then outstanding:

(A) amend this corporation’s Certificate of Incorporation or Bylaws so as to adversely change the powers, preferences, or rights of the Series C Preferred Stock (it being understood that a series of Preferred Stock shall not be deemed to be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock), and provided further, that the authorization and issuance of a security senior or pari passu to the entire class of Preferred Stock shall be deemed not to have an adverse alteration or change with respect to the shares of Series C Preferred Stock;

(B) increase or decrease (other than by redemption or conversion) the total number of designated shares of Series C Preferred Stock;

(C) any amendment, alteration, or repeal of this Section 6(c).

(d) Separate Vote of Series D Preferred.

(i) So long as at least 3,902,262 shares of the Series D Preferred Stock originally issued remain outstanding (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of a majority of the shares of the Series D Preferred Stock then outstanding (voting as a separate class):

(A) amend this corporation’s Certificate of Incorporation or Bylaws so as to adversely change the powers, preferences, or rights of the Series D Preferred Stock (it being understood that a series of Preferred Stock shall not be deemed to be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock), and provided further, that the authorization and issuance of a security senior or pari passu to the entire class of Preferred Stock shall be deemed not to have an adverse alteration or change with respect to the shares of Series D Preferred Stock;

(B) increase or decrease (other than by redemption or conversion) the total number of designated shares of Series D Preferred Stock;

(C) any amendment, alteration, or repeal of this Section 6(d).

(e) Separate Vote of Series E Preferred.

(i) So long as at least 2,653,500 shares of the Series E Preferred Stock originally issued remain outstanding (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of a majority of the shares of the Series E Preferred Stock then outstanding (voting as a separate class):

(A) amend this corporation’s Certificate of Incorporation or Bylaws so as to adversely change the powers, preferences, or rights of the Series E Preferred Stock (it being understood that a series of Preferred Stock shall not be deemed to be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Preferred Stock), and provided further, that the authorization and issuance of a security senior or pari passu to the entire class of Preferred Stock shall be deemed not to have an adverse alteration or change with respect to the shares of Series E Preferred Stock;

(B) increase or decrease (other than by redemption or conversion) the total number of designated shares of Series E Preferred Stock;

(C) any amendment, alteration, or repeal of this Section 6(e).

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

8. Notices. Any notice required by the provisions of this Article IV(B) to be given to the holders of shares of Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (ii) if such notice is provided by electronic transmission in a manner permitted by Section 232 of the General Corporation Law, or (iii) if such notice is provided in another manner then permitted by the General Corporation Law.

C. Rights, Preferences and Restrictions of Founders Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Founders Preferred Stock are as set forth below in this Article IV(C).

1. Dividend Rights. All dividends and distributions shall be distributed as provided in Section 1 of Article IV(B) hereof.

2. Liquidation. In the event of a Liquidation Event, all assets and funds of this corporation legally available for distribution shall be distributed as provided in Section 2 of Article IV(B) hereof.

3. Redemption. The Founders Preferred Stock is not redeemable at the option of the corporation or any holder thereof.

4. Conversion. The holders of shares of Founders Preferred Stock shall be entitled to conversion rights as follows:

(a) Right to Convert to Common Stock. Subject to Section 4(c) below, each share of Founders Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.000125 by the Conversion Price applicable to such shares (the conversion rate for Founders Preferred Stock into Common Stock is referred to herein as the “Founders Preferred Conversion Rate”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Any transfer of shares of Founders Preferred Stock that is neither (i) made in connection with an Equity Financing up to the number of Maximum Founders Preferred Shares (as such terms are defined in Section 4(f) below), nor (ii) authorized by a majority of the Board of Directors, shall be deemed an election of an option to convert such shares into Common Stock and each such transferred share of Founders Preferred Stock shall automatically convert into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.000125 by the Founders Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, effective immediately prior to such transfer. The initial Founders Preferred Stock Conversion Price per share of Founders Preferred Stock shall be $0.000125. Such initial Founders Preferred Stock Conversion Price shall be subject to adjustment as set forth in Section 4(d) below.

(b) Automatic Conversion. Each share of Founders Preferred Stock shall automatically be converted into shares of Common Stock at the Founders Preferred Stock Conversion Rate then in effect for such share immediately upon the earlier of (i) except as provided in Section 4(c) below, this corporation’s sale of its Common Stock in a public offering pursuant to a registration statement under the Act or (ii) the date specified by vote or written consent of the holders of a majority of the then outstanding shares of Founders Preferred Stock, voting together as a class.

(c) Mechanics of Conversion. Before any holder of Founders Preferred Stock shall be entitled to convert such Founders Preferred Stock into shares of Common Stock, the holder shall either (i) surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Founders Preferred Stock or (ii) notify the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Founders Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Founders Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, or a merger, sale, financing or liquidation of the corporation or other event, the conversion may, at the option of any holder tendering Founders Preferred Stock for conversion, be conditioned upon the closing of such transaction or occurrence of such event, in which event the persons entitled to receive the Common Stock upon conversion of the Founders Preferred Stock shall not be deemed to have converted such Founders Preferred Stock until immediately prior to the closing of such transaction or occurrence of such event. If the conversion is in connection with Automatic Conversion provisions of subsection 4(b)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

(d) Conversion Price Adjustments of Founders Preferred Stock for Splits and Combinations. The Conversion Price of the Founders Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Stock Splits and Dividends. In the event this corporation should at any time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Founders Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Founders Preferred Stock shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(ii) below.

(ii) Deemed Issuances of Common Stock. The following provisions shall apply for purposes of this Section 4(d).

(A) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued.

(B) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of the Founders Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(C) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of the Founders Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Founders Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Founders Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Founders Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Founders Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, this corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Founders Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Founders Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of such Founders Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Founders Preferred Stock at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Founders Preferred Stock.

(f) Right to Convert to Preferred Stock. If a share of Founders Preferred Stock is purchased by an investor in connection with an Equity Financing (as defined below), then immediately upon the closing of such purchase (the “Closing Date”), each such share of Founders Preferred Stock transferred to the investor shall automatically convert into shares of preferred stock of this corporation issued and sold in such Equity Financing (“Subsequent Preferred Stock”) at the Conversion Ratio (as defined below); provided that, unless the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) consent in writing to the transfer and conversion of a greater number of shares of Founders Preferred Stock into shares of Subsequent Preferred Stock pursuant to this Section 4(f), the maximum number of shares of Founders Preferred Stock that shall convert into shares of Subsequent Preferred Stock in connection with any Equity Financing shall equal ten percent (10%) of the aggregate number of shares of Subsequent Preferred Stock authorized for issuance and sale by the Company in such Equity Financing (and, for the avoidance of doubt, excluding any shares of Subsequent Preferred Stock issuable upon conversion of Founders Preferred Stock in connection with such Equity Financing) (the “Maximum Founders Preferred Shares”) and any shares of Founders Preferred Stock transferred in connection with such Equity Financing in excess of the Maximum Founders Preferred Shares shall convert into shares of Common Stock pursuant to Section 4(a) of this Article IV(C). The Maximum Founders Preferred Shares shall be apportioned among the transferring holders of Founders Preferred Stock on a pro rata basis based upon the number of shares of Founders Preferred Stock transferred or to be transferred by such transferring holders in connection with such Equity Financing. “Conversion Ratio” shall mean, for each Equity Financing, one divided by the number of shares into which a share of Subsequent Preferred Stock issued in such Equity Financing is convertible into Common Stock as of the Closing Date, and “Equity Financing” shall mean an equity financing of this corporation in which this corporation signs a purchase agreement and sells and issues Subsequent Preferred Stock. By way of example only, in the event that one share of Subsequent Preferred Stock issued in the Equity Financing is convertible into two shares of Common Stock, the Conversion Ratio shall be one-half (1/2).

(g) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Founders Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (ii) if such notice is provided by electronic transmission in a manner permitted by Section 232 of the General Corporation Law, or (iii) if such notice is provided in another manner then permitted by the General Corporation Law.

5. Voting Rights. Except as expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of Founders Preferred Stock shall have the same voting rights as the holders of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and the holders of Preferred Stock, Founders Preferred Stock and Common Stock shall vote together as a single class on all matters. Each holder of Founders Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Founders Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Founders Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. Status of Converted Stock. In the event any shares of Founders Preferred Stock shall be converted pursuant to Section 4 of Article (IV)(C) hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. This Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

D. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(D).

1. Dividend Rights. All dividends and distributions shall be distributed as provided in Section 1 of Article IV(B) hereof.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3. Redemption. The Common Stock is not redeemable at the option of the corporation or the holder thereof.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

ARTICLE V

Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

The number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any amendment, repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

ARTICLE XII

To the extent one or more sections of any other state corporations code setting forth minimum requirements for this corporation’s retained earnings and/or net assets are applicable to this corporation’s repurchase of shares of Common Stock, such code sections shall not apply, to the greatest extent permitted by applicable law, in whole or in part with respect to repurchases by this corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the right to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment. In the case of any such repurchases, distributions by this corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms may be defined in such other state’s corporations code.

ARTICLE XIII

To the extent permitted by law, the corporation renounces any expectancy that a Covered Person offer the corporation an opportunity to participate in a Specified Opportunity and waives any claim that the Specified Opportunity constitutes a corporate opportunity that should have been presented by the Covered Person to the corporation. A “Covered Person” is any member of the Board of Directors (who is not an employee of the corporation or any of its subsidiaries) who is a partner, member or employee of a Fund. A “Specified Opportunity” is any transaction or other matter that is presented to the Covered Person in his or her capacity as a partner, member or employee of a Fund (and other than in connection with his or her service as a member of the Board of Directors) that may be an opportunity of interest for both the corporation and the Fund. A “Fund” is an entity that is a holder of Preferred Stock and that is primarily in the business of investing in other entities, or an entity that manages such an entity.

*    *     *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 9th day of October, 2020.

/s/ Bipul Sinha
Bipul Sinha, President

CERTIFICATE OF AMENDMENT OF

THE RESTATED

CERTIFICATE OF INCORPORATION OF

RUBRIK, INC.

RUBRIK, INC., a corporation duly organized and existing under the General Corporation Law (the “General Corporation Law”) of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Rubrik, Inc.

SECOND: The Corporation was originally incorporated pursuant to the General Corporation Law on December 23, 2013 under the name ScaleData, Inc.

THIRD: The Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the approval of the stockholders therefor, which resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Paragraph A of the Fourth Article of the Corporation’s Existing Certificate be amended to read in its entirety as follows:

“This corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock,” “Preferred Stock,” and “Founders Preferred Stock.” The total number of shares that this corporation is authorized to issue is 250,618,865 shares, each with a par value of $0.000025 per share. The total number of shares of Common Stock authorized to be issued is 171,524,337. The total number of shares of Founders Preferred Stock authorized to be issued is 5,400,000. The total number of shares of Preferred Stock authorized to be issued is 73,694,528, of which 15,255,884 shares are designated as “Series A Preferred Stock”, 16,751,780 shares are designated as “Series B Preferred Stock”, 8,937,037 shares are designated as “Series C Preferred Stock”, 15,406,551 shares are designated as “Series D Preferred Stock” and 17,343,276 shares are designated as “Series E Preferred Stock.”

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed by its duly authorized officer on this 15th day of January, 2021.

/s/ Bipul Sinha
Bipul Sinha, President

CERTIFICATE OF AMENDMENT OF

THE RESTATED

CERTIFICATE OF INCORPORATION OF

RUBRIK, INC.

RUBRIK, INC., a corporation duly organized and existing under the General Corporation Law (the “General Corporation Law”) of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Rubrik, Inc.

SECOND: The Corporation was originally incorporated pursuant to the General Corporation Law on December 23, 2013 under the name ScaleData, Inc.

THIRD: The Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the approval of the stockholders therefor, which resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Paragraph A of the Fourth Article of the Corporation’s Existing Certificate be amended to read in its entirety as follows:

“This corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock,” “Preferred Stock,” and “Founders Preferred Stock.” The total number of shares that this corporation is authorized to issue is 260,739,430 shares, each with a par value of $0.000025 per share. The total number of shares of Common Stock authorized to be issued is 181,156,871. The total number of shares of Founders Preferred Stock authorized to be issued is 5,400,000. The total number of shares of Preferred Stock authorized to be issued is 74,182,559, of which 15,255,884 shares are designated as “Series A Preferred Stock”, 16,751,780 shares are designated as “Series B Preferred Stock”, 8,937,037 shares are designated as “Series C Preferred Stock”, 15,406,551 shares are designated as “Series D Preferred Stock” and 17,831,307 shares are designated as “Series E Preferred Stock.”

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed by its duly authorized officer on this 15th day of July, 2021.

/s/ Bipul Sinha
Bipul Sinha, President

CERTIFICATE OF AMENDMENT OF

THE RESTATED

CERTIFICATE OF INCORPORATION OF

RUBRIK, INC.

RUBRIK, INC., a corporation duly organized and existing under the General Corporation Law (the “General Corporation Law”) of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Rubrik, Inc.

SECOND: The Corporation was originally incorporated pursuant to the General Corporation Law on December 23, 2013 under the name ScaleData, Inc.

THIRD: The Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as amended (the “Existing Certificate”), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the approval of the stockholders therefor, which resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Paragraph A of the Fourth Article of the Corporation’s Existing Certificate be amended to read in its entirety as follows:

“This corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock,” “Preferred Stock,” and “Founders Preferred Stock.” The total number of shares that this corporation is authorized to issue is 283,518,241 shares, each with a par value of $0.000025 per share. The total number of shares of Common Stock authorized to be issued is 203,935,682. The total number of shares of Founders Preferred Stock authorized to be issued is 5,400,000. The total number of shares of Preferred Stock authorized to be issued is 74,182,559, of which 15,255,884 shares are designated as “Series A Preferred Stock”, 16,751,780 shares are designated as “Series B Preferred Stock”, 8,937,037 shares are designated as “Series C Preferred Stock”, 15,406,551 shares are designated as “Series D Preferred Stock” and 17,831,307 shares are designated as “Series E Preferred Stock.”

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed by its duly authorized officer on this 21 day of March, 2022.

/s/ Bipul Sinha
Bipul Sinha, President